Exhibit 99.1

April 30, 2025
FOR IMMEDIATE RELEASE
Investor Contact:  Mark Warren (205) 298-3220
Media Contact:  Jack Bonnikson (205) 298-3220

VULCAN REPORTS FIRST QUARTER 2025 RESULTS

Aggregates-Led Business Delivers Strong Earnings and Margin Expansion

Pricing Gains and Unit Profitability Improvement in Each Segment

First Quarter Results Reinforce Full-Year Outlook

Birmingham, Alabama – April 30, 2025 – Vulcan Materials Company (NYSE: VMC), the nation’s largest producer of construction aggregates, today announced results for the quarter ended March 31, 2025.

Financial Highlights Include:

	First Quarter		Trailing-Twelve Months
Amounts in millions, except per unit data	2025	2024	2025	2024
Total revenues	$1,635	$1,546	$7,507	$7,679
Gross profit	$365	$305	$2,060	$1,951
Selling, Administrative and General (SAG)	$138	$130	$540	$555
As % of Total revenues	8.5%	8.4%	7.2%	7.2%
Net earnings attributable to Vulcan	$129	$103	$938	$915
Adjusted EBITDA	$411	$323	$2,145	$1,997
Adjusted EBITDA Margin	25.1%	20.9%	28.6%	26.0%
Earnings attributable to Vulcan from continuing operations per diluted share	$0.98	$0.78	$7.11	$6.92
Adjusted earnings attributable to Vulcan from continuing operations per diluted share	$1.00	$0.80	$7.73	$6.85
Aggregates segment
Shipments (tons)	47.8	48.1	219.5	230.9
Freight-adjusted sales price per ton	$22.03	$20.59	$21.39	$19.42
Gross profit per ton	$7.48	$6.30	$8.52	$7.52
Cash gross profit per ton	$10.63	$8.86	$10.99	$9.66

Tom Hill, Vulcan Materials’ Chairman and Chief Executive Officer, said, “The combination of our aggregates-led business and our consistent focus on our Vulcan Way of Selling and Vulcan Way of Operating disciplines resulted in strong earnings growth and margin expansion in the first quarter.  Adjusted EBITDA increased 27 percent, and Adjusted EBITDA margin expanded 420 basis points over the prior year.  Aggregates cash gross profit per ton improved 20 percent with widespread improvements across our footprint.  Our commercial and operational execution support our full-year outlook to deliver another year of earnings growth in 2025.”

April 30, 2025
FOR IMMEDIATE RELEASE
First Quarter Segment Results

Aggregates
Segment gross profit increased 18 percent to $357 million ($7.48 per ton), and gross profit margin expanded 320 basis points to 26.7 percent.  Cash gross profit per ton increased 20 percent to $10.63 per ton resulting from geographically widespread pricing growth and improving operational efficiencies.  On a trailing-twelve months basis, cash gross profit per ton was $10.99, marking the ninth consecutive quarter of double-digit compounding improvement in unit profitability.

Aggregates shipments decreased 1 percent as compared to the prior year’s first quarter.  Shipments from acquisitions partially offset one less shipping day in the quarter and challenging weather, particularly in February.

Price increases effective at the beginning of the year resulted in another quarter of attractive growth.  Freight-adjusted selling prices increased 7 percent (mix-adjusted pricing increased 8.5 percent) as compared to the prior year.  Freight-adjusted unit cash cost of sales decreased 3 percent ($0.33 per ton) as a result of continued operational cost discipline and moderating inflationary pressures.

Asphalt and Concrete
Asphalt segment gross profit was $5 million, and cash gross profit was $17 million, a 24 percent improvement over the prior year.  Shipments increased 4 percent, and price improved 4 percent, resulting in 19 percent improvement in unit cash gross profit.  Concrete segment gross profit was $3 million, and cash gross profit was $19 million.  Unit cash gross profit increased 77 percent through a combination of improvement in the legacy business and the benefit of acquired operations.  Shipments improved 15 percent, and price improved 4 percent versus the prior year.

Selling, Administrative and General (SAG) and Other Items
SAG expense of $138 million was in line with the Company’s expectations for the first quarter.  On a trailing-twelve months basis, SAG expense as a percent of total revenues was flat compared to the prior year at 7.2 percent.

Financial Position, Liquidity and Capital Allocation
Capital expenditures for maintenance and growth projects were $105 million in the first quarter.  For the full year, the Company expects to spend $750 to $800 million for maintenance and growth projects.

During the quarter, the Company returned $104 million to shareholders through $66 million of dividends and $38 million of common stock repurchases.  The Company also used $400 million of cash on hand to redeem its 2025 notes, resulting in a ratio of total debt to trailing-twelve months Adjusted EBITDA of 2.3 times, or 2.2 times on a net debt basis.  On a trailing-twelve months basis, return on average invested capital was 16.2 percent.

The Company remains well positioned for continued growth with a strong liquidity position and balance sheet profile.

April 30, 2025
FOR IMMEDIATE RELEASE
Outlook

Regarding the Company’s outlook, Mr. Hill said, “Our execution in the first quarter was strong, and we reiterate our full-year outlook to deliver $2.35 to $2.55 billion of Adjusted EBITDA.  We continue to monitor the impact on overall economic activity from the uncertainty surrounding trade policy and the trajectory of interest rates.  As always, we are focused on the things we can control.  Our continued execution of our strategic disciplines has and will continue to lead to attractive cash generation and value creation for our shareholders regardless of external headwinds.”

Conference Call
Vulcan will host a conference call at 9:00 a.m. CT on April 30, 2025.  A webcast will be available via the Company’s website at www.vulcanmaterials.com.  Investors and other interested parties may access the teleconference live by calling 800-343-4136, or 203-518-9843 if outside the U.S.  The conference ID is 4926462.  The conference call will be recorded and available for replay at the Company’s website approximately two hours after the call.

About Vulcan Materials Company
Vulcan Materials Company, a member of the S&P 500 Index with headquarters in Birmingham, Alabama, is the nation's largest supplier of construction aggregates – primarily crushed stone, sand and gravel – and a major producer of aggregates-based construction materials, including asphalt and ready-mixed concrete.  For additional information about Vulcan, go to www.vulcanmaterials.com.

Non-GAAP Financial Measures
Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, other than the reconciliation of Projected Adjusted EBITDA as included in Appendix 2 hereto. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

FORWARD-LOOKING STATEMENT DISCLAIMER
This document contains forward-looking statements.  Statements that are not historical fact, including statements about Vulcan's beliefs and expectations, are forward-looking statements.  Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings (including EBITDA and other measures), dividend policy, shipment volumes, pricing, levels of capital expenditures, intended cost reductions and cost savings, anticipated profit improvements and/or planned divestitures and asset sales.  These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may” or similar expressions elsewhere in this document.  These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports Vulcan periodically files with the SEC.

April 30, 2025
FOR IMMEDIATE RELEASE
Forward-looking statements are not guarantees of future performance and actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements.  The following risks related to Vulcan's business, among others, could cause actual results to differ materially from those described in the forward-looking statements: general economic and business conditions; domestic and global political, economic or diplomatic developments; a pandemic, epidemic or other public health emergency; Vulcan’s dependence on the construction industry, which is subject to economic cycles; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for private residential and private nonresidential construction; changes in Vulcan’s effective tax rate; the increasing reliance on information technology infrastructure, including the risks that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; the impact of the state of the global economy on Vulcan’s businesses and financial condition and access to capital markets; international business operations and relationships, including recent actions taken by the Mexican government with respect to Vulcan’s property and operations in that country; the highly competitive nature of the construction industry; the impact of future regulatory or legislative actions, including those relating to climate change, biodiversity, land use, wetlands, greenhouse gas emissions, the definition of minerals, tax policy and domestic and international trade; the outcome of pending legal proceedings; pricing of Vulcan's products; weather and other natural phenomena, including the impact of climate change and availability of water; availability and cost of trucks, railcars, barges and ships as well as their licensed operators for transport of Vulcan’s materials; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; labor relations, shortages and constraints; the amount of long-term debt and interest expense incurred by Vulcan; changes in interest rates; volatility in pension plan asset values and liabilities, which may require cash contributions to the pension plans; the impact of environmental cleanup costs and other liabilities relating to existing and/or divested businesses; Vulcan's ability to secure and permit aggregates reserves in strategically located areas; Vulcan’s ability to manage and successfully integrate acquisitions; the effect of changes in tax laws, guidance and interpretations; significant downturn in the construction industry may result in the impairment of goodwill or long-lived assets; changes in technologies, which could disrupt the way Vulcan does business and how Vulcan’s products are distributed; the risks of open pit and underground mining; expectations relating to environmental, social and governance considerations; claims that our products do not meet regulatory requirements or contractual specifications; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC.  All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.  Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

Source: Vulcan Materials Company

Table A
Vulcan Materials Company
and Subsidiary Companies
(in millions, except per share data)
	Three Months Ended
Consolidated Statements of Earnings		March 31
(Condensed and unaudited)	2025	2024
Total revenues	$1,634.6	$1,545.7
Cost of revenues	(1,269.3)	(1,240.8)
Gross profit	365.3	304.9
Selling, administrative and general expenses	(138.3)	(129.7)
Gain on sale of property, plant & equipment and businesses	7.4	0.6
Other operating expense, net	(8.0)	(2.9)
Operating earnings	226.4	172.9
Other nonoperating expense, net	(2.6)	(0.3)
Interest expense, net	(59.7)	(39.1)
Earnings from continuing operations before income taxes	164.1	133.5
Income tax expense	(33.8)	(28.9)
Earnings from continuing operations	130.3	104.6
Loss on discontinued operations, net of tax	(0.9)	(1.7)
Net earnings	129.4	102.9
Earnings attributable to noncontrolling interest	(0.5)	(0.2)
Net earnings attributable to Vulcan	$128.9	$102.7

Basic earnings (loss) per share attributable to Vulcan
Continuing operations	$0.98	$0.79
Discontinued operations	$(0.01)	$(0.01)
Net earnings	$0.97	$0.78

Diluted earnings (loss) per share attributable to Vulcan
Continuing operations	$0.98	$0.78
Discontinued operations	$(0.01)	$(0.01)
Net earnings	$0.97	$0.77

Weighted-average common shares outstanding
Basic	132.4	132.4
Assuming dilution	133.0	133.1
Effective tax rate from continuing operations	20.6%	21.6%

Table B
Vulcan Materials Company
and Subsidiary Companies
			(in millions)
Consolidated Balance Sheets	March 31	December 31	March 31
(Condensed and unaudited)	2025	2024	2024
Assets
Cash and cash equivalents	$181.3	$559.7	$292.4
Restricted cash	11.6	41.1	7.7
Accounts and notes receivable
Accounts and notes receivable, gross	941.9	905.5	900.4
Allowance for credit losses	(13.0)	(13.2)	(14.3)
Accounts and notes receivable, net	928.9	892.3	886.1
Inventories
Finished products	570.3	534.6	512.7
Raw materials	65.7	69.7	58.7
Products in process	10.3	9.0	6.8
Operating supplies and other	74.7	68.5	69.0
Inventories	721.0	681.8	647.2
Other current assets	83.1	90.8	74.2
Assets held for sale	0.0	0.0	0.0
Total current assets	1,925.9	2,265.7	1,907.6
Investments and long-term receivables	31.3	31.3	31.4
Property, plant & equipment
Property, plant & equipment, cost	14,534.2	14,516.8	11,949.3
Allowances for depreciation, depletion & amortization	(6,152.9)	(6,055.3)	(5,740.0)
Property, plant & equipment, net	8,381.3	8,461.5	6,209.3
Operating lease right-of-use assets, net	566.0	526.4	512.4
Goodwill	3,815.0	3,788.1	3,531.7
Other intangible assets, net	1,846.3	1,883.0	1,604.5
Other noncurrent assets	146.3	148.8	114.0
Total assets	$16,712.1	$17,104.8	$13,910.9
Liabilities
Current maturities of long-term debt	0.5	400.5	0.5
Trade payables and accruals	354.7	407.0	320.9
Other current liabilities	441.7	431.6	374.8
Total current liabilities	796.9	1,239.1	696.2
Long-term debt	4,907.9	4,906.9	3,330.7
Deferred income taxes, net	1,331.4	1,336.5	1,027.3
Deferred revenue	136.2	137.8	143.6
Noncurrent operating lease liabilities	556.1	521.4	508.2
Other noncurrent liabilities	825.1	820.6	688.3
Total liabilities	$8,553.6	$8,962.3	$6,394.3
Equity
Common stock, $1 par value	132.1	132.1	132.3
Capital in excess of par value	2,889.2	2,900.1	2,865.0
Retained earnings	5,238.8	5,213.8	4,636.7
Accumulated other comprehensive loss	(126.0)	(127.4)	(142.1)
Total shareholder's equity	8,134.1	8,118.6	7,491.9
Noncontrolling interest	24.4	23.9	24.7
Total equity	$8,158.5	$8,142.5	$7,516.6
Total liabilities and equity	$16,712.1	$17,104.8	$13,910.9

Table C
Vulcan Materials Company
and Subsidiary Companies
		(in millions)
	Three Months Ended
Consolidated Statements of Cash Flows		March 31
(Condensed and unaudited)	2025	2024

Operating Activities
Net earnings	$129.4	$102.9
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation, depletion, accretion and amortization	186.4	150.9
Noncash operating lease expense	13.5	12.9
Net gain on sale of property, plant & equipment and businesses	(7.4)	(0.6)
Contributions to pension plans	(1.2)	(1.7)
Share-based compensation expense	13.9	9.1
Deferred income taxes, net	(1.8)	(2.1)
Changes in assets and liabilities before initial effects of business acquisitions and dispositions	(85.2)	(102.2)
Other, net	3.9	4.2
Net cash provided by operating activities	$251.5	$173.4

Investing Activities
Purchases of property, plant & equipment	(168.0)	(152.8)
Proceeds from sale of property, plant & equipment	17.7	1.4
Proceeds from sale of businesses	19.0	0.0
Payment for businesses acquired, net of acquired cash and adjustments	4.7	(12.3)
Other, net	0.1	(0.1)
Net cash used for investing activities	$(126.5)	$(163.8)

Financing Activities
Payment of current maturities and long-term debt	(400.4)	(550.4)
Payment of finance leases	(2.9)	(3.6)
Purchases of common stock	(38.1)	(18.8)
Dividends paid	(66.0)	(62.0)
Share-based compensation, shares withheld for taxes	(25.4)	(23.8)
Other, net	(0.1)	(0.1)
Net cash used for financing activities	$(532.9)	$(658.7)
Net decrease in cash and cash equivalents and restricted cash	(407.9)	(649.1)
Cash and cash equivalents and restricted cash at beginning of year	600.8	949.2
Cash and cash equivalents and restricted cash at end of period	$192.9	$300.1

Table D
Segment Financial Data and Unit Shipments

	(in millions, except per unit data)
	Three Months Ended
		March 31
	2025	2024

Total Revenues
Aggregates [1]	$1,335.9	$1,291.3
Asphalt [2]	208.7	186.2
Concrete	177.0	148.3
Segment sales	$1,721.6	$1,625.8
Aggregates intersegment sales	(87.0)	(80.1)
Total	$1,634.6	$1,545.7

Gross Profit
Aggregates	$357.3	$303.3
Asphalt	4.8	4.7
Concrete	3.2	(3.1)
Total	$365.3	$304.9

Depreciation, Depletion, Accretion and Amortization
Aggregates	$150.4	$123.5
Asphalt	12.0	8.9
Concrete	15.4	12.3
Other	8.6	6.2
Total	$186.4	$150.9

Average Unit Sales Price and Unit Shipments
Aggregates
Freight-adjusted revenues [3]	$1,052.0	$991.4
Aggregates - tons	47.8	48.1
Freight-adjusted sales price [4]	$22.03	$20.59
Other Products
Asphalt Mix - tons	2.2	2.1
Asphalt Mix - sales price [5]	$81.32	$77.83

Ready-mixed concrete - cubic yards	0.9	0.8
Ready-mixed concrete - sales price [5]	$189.38	$182.73

[1]
Includes product sales (crushed stone, sand and gravel, sand, and other aggregates), as well as freight & delivery costs that we pass along to our customers, and service revenues related to aggregates.

[2]	Includes product sales, as well as service revenues from our asphalt construction paving business.
[3]
Freight-adjusted revenues are Aggregates segment sales excluding freight & delivery revenues and other revenues related to services, such as landfill tipping fees, that are derived from our aggregates business.

[4]	Freight-adjusted sales price is calculated as freight-adjusted revenues divided by aggregates unit shipments.
[5]	Sales price is calculated by dividing revenues generated from the shipment of product (excluding service revenues generated by the segments) by total units of the product shipped.

Appendix 1
Reconciliation of Non-GAAP Measures

Aggregates segment freight-adjusted revenues is not a Generally Accepted Accounting Principle (GAAP) measure and should not be considered as an alternative to metrics defined by GAAP. We present this metric as it is consistent with the basis by which we review our operating results. We believe that this presentation is consistent with our competitors and meaningful to our investors as it excludes revenues associated with freight & delivery, which are pass-through activities. It also excludes other revenues related to services, such as landfill tipping fees, that are derived from our aggregates business. Additionally, we use this metric as the basis for calculating the average sales price of our aggregates products. Reconciliation of this metric to its nearest GAAP measure is presented below:

Aggregates Segment Freight-Adjusted Revenues

(in millions, except per unit data)
	Three Months Ended		Trailing-Twelve Months Ended
		March 31	March 31
	2025	2024	2025	2024
Aggregates segment
Segment sales	$1,335.9	$1,291.3	$5,994.1	$5,913.6
Freight & delivery revenues [1]	(264.3)	(277.4)	(1,207.0)	(1,317.8)
Other revenues	(19.6)	(22.5)	(90.3)	(111.2)
Freight-adjusted revenues	$1,052.0	$991.4	$4,696.8	$4,484.6
Unit shipments - tons	47.8	48.1	219.5	230.9
Freight-adjusted sales price	$22.03	$20.59	$21.39	$19.42

1 At the segment level, freight & delivery revenues include intersegment freight & delivery (which are eliminated at the consolidated level) and freight to remote distribution sites.
GAAP does not define "cash gross profit," and it should not be considered as an alternative to earnings measures defined by GAAP. We and the investment community use this metric to assess the operating performance of our business. Additionally, we present this metric as we believe that it closely correlates to long-term shareholder value. Cash gross profit adds back noncash charges for depreciation, depletion, accretion and amortization to gross profit. Segment cash gross profit per unit is computed by dividing segment cash gross profit by units shipped. Segment cash cost of sales per unit is computed by subtracting segment cash gross profit per unit from segment freight-adjusted sales price. Reconciliation of these metrics to their nearest GAAP measures are presented below:

Cash Gross Profit

(in millions, except per unit data)
	Three Months Ended		Trailing-Twelve Months Ended
		March 31		March 31
	2025	2024	2025	2024
Aggregates segment
Gross profit	$357.3	$303.3	$1,870.8	$1,736.5
Depreciation, depletion, accretion and amortization	150.4	123.5	542.6	493.5
Cash gross profit	$507.7	$426.8	$2,413.4	$2,230.0
Unit shipments - tons	47.8	48.1	219.5	230.9
Gross profit per ton	$7.48	$6.30	$8.52	$7.52
Freight-adjusted sales price	$22.03	$20.59	$21.39	$19.42
Cash gross profit per ton	10.63	8.86	10.99	9.66
Freight-adjusted cash cost of sales per ton	$11.40	$11.73	$10.40	$9.76
Asphalt segment
Gross profit	$4.8	$4.7	$170.1	$153.5
Depreciation, depletion, accretion and amortization	12.0	8.9	47.4	35.5
Cash gross profit	$16.8	$13.6	$217.5	$189.0
Concrete segment
Gross profit	$3.2	$(3.1)	$19.1	$61.5
Depreciation, depletion, accretion and amortization	15.4	12.3	48.6	64.5
Cash gross profit	$18.6	$9.2	$67.7	$126.0

Appendix 2
Reconciliation of Non-GAAP Measures (Continued)

GAAP does not define "Earnings Before Interest, Taxes, Depreciation and Amortization" (EBITDA), and it should not be considered as an alternative to earnings measures defined by GAAP. We use this metric to assess the operating performance of our business and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. We do not use this metric as a measure to allocate resources. We adjust EBITDA for certain items to provide a more consistent comparison of earnings performance from period to period. Reconciliation of this metric to its nearest GAAP measure is presented below (numbers may not foot due to rounding):

EBITDA and Adjusted EBITDA
(in millions)
	Three Months Ended		Trailing-Twelve Months Ended
	March 31		March 31
	2025	2024	2025	2024
Net earnings attributable to Vulcan	$128.9	$102.7	$938.2	$915.2
Income tax expense, including discontinued operations	33.4	28.3	253.8	308.1
Interest expense, net	59.7	39.1	190.9	169.8
Depreciation, depletion, accretion and amortization	186.4	150.9	667.7	619.5
EBITDA	$408.4	$321.0	$2,050.6	$2,012.6
Loss on discontinued operations	$1.3	$2.3	$9.2	$14.1
Gain on sale of real estate and businesses, net	0.0	0.0	(36.7)	(67.1)
Loss on impairments	0.0	0.0	86.6	28.3
Charges associated with divested operations	0.0	0.0	17.7	7.6
Acquisition related charges [1]	1.2	0.1	17.4	1.7
Adjusted EBITDA	$410.9	$323.5	$2,144.7	$1,997.1
Total revenues	$1,634.6	$1,545.7	$7,506.6	$7,678.7
Adjusted EBITDA margin	25.1%	20.9%	28.6%	26.0%

1 Represents charges associated with acquisitions requiring clearance under federal antitrust laws.

Similar to our presentation of Adjusted EBITDA, we present Adjusted Diluted Earnings Per Share (EPS) attributable to Vulcan from continuing operations to provide a more consistent comparison of earnings performance from period to period. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below:

Adjusted Diluted EPS Attributable to Vulcan from Continuing Operations (Adjusted Diluted EPS)

	Three Months Ended		Trailing-Twelve Months Ended
	March 31		March 31
	2025	2024	2025	2024
Net earnings attributable to Vulcan	$0.97	$0.77	$7.06	$6.85
Items included in Adjusted EBITDA above, net of tax	0.02	0.02	0.67	(0.08)
NOL carryforward valuation allowance	0.01	0.01	0.00	0.08
Adjusted diluted EPS attributable to Vulcan from
continuing operations	$1.00	$0.80	$7.73	$6.85

Projected Adjusted EBITDA is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below:

2025 Projected Adjusted EBITDA

(in millions)
Mid-point
Net earnings attributable to Vulcan	$1,090
Income tax expense, including discontinued operations	315
Interest expense, net of interest income	245
Depreciation, depletion, accretion and amortization	800
Projected EBITDA	$2,450
Items included in Adjusted EBITDA above	$0
Projected Adjusted EBITDA	$2,450

Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, other than the reconciliation of Projected Adjusted EBITDA as noted above. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Appendix 3
Reconciliation of Non-GAAP Measures (Continued)

Net debt to Adjusted EBITDA is not a GAAP measure and should not be considered as an alternative to metrics defined by GAAP. We, the investment community and credit rating agencies use this metric to assess our leverage. Net debt subtracts cash and cash equivalents and restricted cash from total debt. Reconciliation of this metric to its nearest GAAP measure is presented below:
Net Debt to Adjusted EBITDA
		(in millions)
		March 31
	2025	2024
Debt
Current maturities of long-term debt	$0.5	$0.5
Long-term debt	4,907.9	3,330.7
Total debt	$4,908.4	$3,331.2
Cash and cash equivalents and restricted cash	(192.9)	(300.1)
Net debt	$4,715.5	$3,031.1
Trailing-Twelve Months (TTM) Adjusted EBITDA	$2,144.7	$1,997.1
Total debt to TTM Adjusted EBITDA	2.3x	1.7x
Net debt to TTM Adjusted EBITDA	2.2x	1.5x

We define “Return on Invested Capital” (ROIC) as Adjusted EBITDA for the trailing-twelve months divided by average invested capital (as illustrated below) during the trailing 5-quarters. Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric EBITDA. We believe that our ROIC metric is meaningful because it helps investors assess how effectively we are deploying our assets. Although ROIC is a standard financial metric, numerous methods exist for calculating a company’s ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below (numbers may not foot due to rounding):
Return on Invested Capital
	(dollars in millions)
	Trailing-Twelve Months Ended
		March 31
	2025	2024
Adjusted EBITDA	$2,144.7	$1,997.1
Average invested capital
Property, plant & equipment, net	$7,175.1	$6,137.9
Goodwill	3,624.3	3,594.9
Other intangible assets	1,549.0	1,542.1
Fixed and intangible assets	$12,348.4	$11,274.9
Current assets	$2,057.7	$2,194.0
Cash and cash equivalents	(328.0)	(380.5)
Current tax	(38.2)	(24.3)
Adjusted current assets	1,691.6	1,789.2
Current liabilities	(860.6)	(781.6)
Current maturities of long-term debt	80.5	0.5
Short-term debt	19.0	0.0
Adjusted current liabilities	(761.1)	(781.1)
Adjusted net working capital	$930.4	$1,008.1
Average invested capital	$13,278.8	$12,283.0
Return on invested capital	16.2%	16.3%